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                                  EXHIBIT 21.1

                              EURONET SUBSIDIARIES

As of December 31, 2002, Euronet's wholly owned subsidiaries were:

   .EFT Services Holding B.V., incorporated in the Netherlands
   .Euronet Banktechnikai Szolgaltato Kft. ("Bank Tech"), incorporated in
     Hungary
   .Euronet Adminisztracios Szolgaltato Kft. ("Administrative Services")
     (formerly SatComNet), incorporated in Hungary
   .Bankomat 24/Euronet Sp. z o.o. ("Bankomat"), incorporated in Poland .EFT-Usluge d o.o., incorporated in Croatia
   .Euronet Services GmbH, incorporated in Germany
   .EFT Services France SAS, incorporated in France
   .Euronet Services spol. s.r.o., incorporated in the Czech Republic .Euronet Services SRL, incorporated in Romania
   .Euronet Services (UK) Limited, incorporated in the U.K. .(sold in January
     2003. See Note 29 - Subsequent Events to the Consolidated Financial Statements)
   .Euronet USA Inc. (formerly Arkansas Systems, Inc.) ("Euronet USA")
     incorporated in Arkansas, United States of America
   .EFT Processing services LLC ("Dash"), incorporated in Arkansas, United
     States of America (sold in January 2002. See Note 26 - Discontinued Operations and Assets Held for Sale)
   .Euronet Holding N.V., incorporated in the Netherlands Antilles (in liquidation) Euronet EFT Services Hellas, incorporated in Greece. .Euronet Services Private Limited, incorporated in India
   .Euronet Services Slovakia, spol. s r.o., incorporated in Slovakia

As of December 31, 2002 Euronet also had shareholdings in the following companies that were not wholly owned:

   .Euronet Sigma Nusantara, incorporated in Indonesia, of which 80% of the shares are owned by EFT Services Holdings B.V.
   .CashNet Telecommunications Egypt SAE ("CashNet"), an Egyptian company limited by shares, of which 10% of the shares are owned by EFT Services Holdings B.V.
   .Europlanet a.d. ("Europlanet"), incorporated in the Federal Republic of Serbia, of which 36% of the shares are owned by our wholly-owned subsidiary EFT Services Holdings B.V.